UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 16, 2005 (December 15, 2005)

                           NewMarket Technology Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified by its charter)


       Nevada                       00-27917                 65-0729900
-------------------------     ------------------------  ------------------------
(State or other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation)                                         Identification Number)

                         14860 Montfort Drive, Suite 210
                               Dallas, Texas 75254
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (972) 386-3372
           ----------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)


-----------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

ITEM 3.02         Unregistered Sales of Equity Securities

ITEM 8.01         Other Events

Current Financing and Planned Restructuring

     Due to numerous shareholder inquiries the purpose of this communication is to sort out the confusion and correspondingly alleviate any concern regarding 8-K filed with the S.E.C. on March 15, 2005. NewMarket was contemplating an immediate $2 million investment with a $3 million investment that would have required the Company to file a registration statement to support a $5 million security convertible into free trading shares of NewMarket Stock. At this time, NewMarket is not proceeding with the previous transaction. NewMarket has sourced an alternative financing arrangement that will satisfy our acquisition financing requirements and not require any additional NewMarket stock to be issued.


ITEM 9.01         Financial Statements and Exhibits

Exhibit No.     Description
----------     --------------------------------
20.1  *        Correspondence with Press Release from NewMarket Technology Inc., management to the shareholders explaining the details of the contemplated and cancelled financing disclosed in a previous SEC
               Form 8K filed on March 15, 2005.

---------------

* Filed herewith.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEWMARKET TECHNOLOGY, INC.



Date: March 16, 2005                        By:/s/Philip Verges
                                            --------------------------
                                            Name: Philip Verges
                                            Title: CEO